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                                CREDIT LINE AGREEMENT

                                                 Date: 10/1/96


On or before DEMAND, I (we), FREEDOM FINANCIAL CORPORATION, promise to pay to the order of Florida Gaming Corporation, at its office in New Albany, Indiana or at such other place as is designated by the holder hereof up to $2,000,000 advanced under this agreement for value received with interest from date at the rate of TWO percent (2%) above prime rate as published in the Wall Street Journal per annum until paid, and all costs of collection, including fifteen percent attorneys fees if collected by law or through an attorney at law.

Maker hereby waives demand, protest sand notice of demand, protest and nonpayment.

This note is   ( ) Unsecured
               (X) Secured             by:   A FIRST LIEN ON FREEDOM FINANCIAL
CORPORATION'S FEDERAL TAX REFUNDS RECEIVABLE TOTALING APPROXIMATELY $95,000 THROUGH AND FOR THE YEAR ENDED 12/31/95 AND A SECURITY INTEREST IN 265 ACRES OF COMMERCIAL PROPERTY OWNED BY FREEDOM IN WALTON COUNTY GEORGIA.

It is expressly agreed that time is of the essence of this agreement. Given under the hand and seal of each party hereto:


                                  FREEDOM FINANCIAL CORPORATION



    /s/ Timothy L. Hensley             By:  /s/ W. B. Collett
-----------------------------------       --------------------------------
Witness                                     W. B. Collett, Chairman